UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF
               THE SECURITIES EXCHANGE ACT OF 1934
                       ___________________


  Date of Report (date of earliest event reported): May 3, 1994


        NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
      (Exact name of Registrant as specified in its charter)


                             Delaware
          (State or other jurisdiction of incorporation)


File #1-4146-1                                         51-0337491
(Commission File Number)     (I.R.S. Employer Identification No.)


2850 West Golf Road Rolling Meadows, Illinois               60008
(Address of principal executive offices)               (Zip Code)



 Registrant's telephone number, including area code: 847-734-4275

             INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Matters.

     (a) On May 3, 1994, the Registrant, a wholly owned subsidiary of Navistar Financial Corporation ("NFC"), purchased a pool of retail instalment sale contracts for, and retail loans evidenced by notes secured by, medium and heavy-duty trucks, buses and trailers with an aggregate outstanding principal balance as of April 1, 1994 of $280,021,471.35 (collectively, the "Receivables") from NFC for a purchase price equal to the principal balance of the Receivables as of April 1, 1994. The Registrant paid a portion of the purchase price from the net cash proceeds of the issuance of the Securities (as described below) and paid the remainder with an intercompany advance from NFC.

     The Registrant immediately transferred the Receivables to the Navistar Financial 1994-A Owner Trust (the "Trust"). The Trust issued two classes of notes (the "Notes") and one class of certificates (the "Certificates" and, together with the Notes, the "Securities") backed by the Receivables. The net cash proceeds of the issuance of the Securities were $279,251,468.44, which, together with a Certificate with an initial certificate balance of $98,471.35, were transferred to the Registrant. A portion of the net cash proceeds were used to pay approximately $400,000 of transaction fees and expenses and to fund a $18,201,395.64 deposit into a reserve account as credit support for the Receivables. The balance of the net cash proceeds were paid to NFC as part of the purchase price for the Receivables.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits:

          See attached Exhibit Index.

                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NAVISTAR FINANCIAL RETAIL
                              RECEIVABLES CORPORATION

Date: January 8, 1997         By: /s/ R. Wayne Cain
                              Name:  R. Wayne Cain
                              Title: Vice President

                          EXHIBIT INDEX


Exhibit No.    Description

1.1            Underwriting Agreement among the Registrant, NFC,
               Chemical Securities Inc. and J.P. Morgan
               Securities Inc., dated April 26, 1994

4.1            Indenture between the Trust and the Indenture
               Trustee, dated May 3, 1994

4.2 Trust Agreement between the Registrant and the Owner Trustee, dated May 3, 1994

10.1 Purchase Agreement between NFC and the Registrant, dated May 3, 1994

10.2           Pooling and Servicing Agreement among the
               Registrant, NFC and the Trust, dated May 3, 1994

10.3           Custodian Agreement between NFC and the
               Registrant, dated May 3, 1994

10.4 Administration Agreement among NFC, the Trust and the Indenture Trustee, dated May 3, 1994